                                                Registration No. 333-___________

    As filed with the Securities and Exchange Commission on December 21, 2004

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                Foot Locker, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           New York                                               13-3513936
--------------------------------                           ---------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

112 West 34th Street, New York, NY                                  10120
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

                      Foot Locker Puerto Rico 1165(e) Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)

                        Gary M. Bahler, General Counsel,
           Foot Locker, Inc., 112 West 34th Street, New York, NY 10120
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 720-3700
-------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                    Proposed       Proposed
Title of                            maximum        maximum
securities         Amount           offering       aggregate    Amount of
to be              to be            price          offering     registration
registered         registered (1)   per share (2)  price        fee
----------         --------------   ------------   ----------   ------------
Common Stock,       50,000 Shares     $26.61       $1,330,500      $156.60
$.01 par value
(including the
associated
Preferred Stock
Purchase Rights)

-------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on December 17, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration
Statement:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

     (b) all other reports we subsequently filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (c) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-3 Amendment No. 1 (Registration No. 333-64930) previously filed with the SEC, including any amendments or reports filed for purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article IX of the By-laws of the Registrant requires the Registrant to indemnify, to the fullest extent permitted by applicable law, any person who (a) is or was made, or threatened to be made, a party to any action or proceeding because that person or his or her testator or intestate is or was a director or officer of the Registrant or served, or is serving, at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses incurred as a result of such action or proceeding, or appeal therein, and (b) has met the standards set forth in Section 721 of the New York Business Corporation Law (the "NYBCL"). Section 721 of the NYBCL provides that no indemnification is to be provided to any person who is a director or officer if a judgment or other final adjudication adverse to such person establishes that
(a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled.

     Article IX of the By-laws also provides that the Registrant shall, from time to time, reimburse or advance to any person indemnified thereunder the funds necessary for payment of expenses incurred in connection with any action or proceeding subject to such indemnification, upon receipt by the Registrant of a written undertaking by or on behalf of such person to repay such amounts(s) if a judgment or other final adjudication adverse to the director or officer establishes that he or she did not meet the standards set forth in Section 721 of the NYBCL.

     Article IX of the By-laws also expressly authorizes the Registrant to enter into agreements providing for indemnification or the advancement of expenses to the fullest extent permitted by applicable law. As more fully explained below, the Registrant has entered into agreements with each of the Registrant's directors and officers to provide for indemnification to the fullest extent permitted by applicable law.

     Article TENTH of the Registrant's Certificate of Incorporation requires the Registrant to indemnify its directors and officers, and permits the Registrant to indemnify others, to the fullest extent permitted by applicable law. The extent and limitations of indemnification under Article TENTH of the Registrant's Certificate of Incorporation are substantially identical to the indemnification provisions set forth in Article IX of the Registrant's By-laws.

     Article ELEVENTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719 of the NYBCL.

     As previously noted, the Registrant has entered into indemnification agreements with each of its directors and officers (and intends in the future to enter into similar indemnification agreements with other persons who become directors or officers of the Registrant) which require the Registrant to, among other things, indemnify each director or officer for any and all judgments, fines, amounts paid in settlement and expenses incurred in connection with investigating, defending, being a witness or participating in any threatened, pending or completed action, suit, proceeding, inquiry or investigation, and to advance to each such director or officer his or her costs and expenses of any such suit, proceeding, inquiry or investigation if such director or officer undertakes to pay back such advances to the extent required by law. Prior to a "Change in Control" (as defined in each indemnification agreement) of the Registrant, a director or officer is not entitled to indemnification under such agreement in any action or proceeding voluntarily commenced by such indemnitee against the Registrant or any director or officer of the Registrant, unless the institution of such action or proceedings is joined in or consented to by the Registrant.

     Sections 721 through 726 of the NYBCL provide for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, such person must be indemnified to the extent he or she was successful. Further, indemnification is permitted in both third-party and derivative suits if such person acted in good faith and for a purpose he or she reasonably believed was in the best interest of Registrant, and if, in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for amounts paid to settle such a suit or for any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant absent a court determination that the person is fairly and reasonably entitled to indemnity. Notwithstanding the failure of the Registrant to provide indemnification and despite any contrary resolution of the board of directors, indemnification shall be awarded by the proper court pursuant to Section 724 of the NYBCL. Under New York law (and as provided in Article IX of the Registrant's By-laws and in the indemnification agreements previously described), expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification. The advance is conditioned only upon receipt of the undertaking and not upon a finding that the officer or director has met the applicable indemnity standards.

     In addition, the Registrant has directors and officers liability insurance policies.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on Page 8.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2004.

                                            FOOT LOCKER, INC.


                                         By: /s/ Matthew D. Serra
                                            ------------------------------------
                                            Matthew D. Serra
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 2004.

         Signature                              Title
         ---------                              -----

/s/ Matthew D. Serra
------------------------------------   Director, Chairman and
    Matthew D. Serra                   Chief Executive Officer

/s/ Bruce L. Hartman
------------------------------------   Executive Vice President and
    Bruce L. Hartman                   Chief Financial Officer

/s/ Robert W. McHugh
------------------------------------   Vice President and
    Robert W. McHugh                   Chief Accounting Officer

    J. Carter Bacot*                   Director
    Purdy Crawford *                   Director
    Nicholas DiPaolo *                 Director
    Philip H. Geier, Jr. *             Director
    Jarobin Gilbert, Jr. *             Director
    James E. Preston *                 Director
    David Y. Schwartz *                Director
    Christopher A. Sinclair *          Director
    Cheryl Turpin *                    Director
    Dona D. Young *                    Director

* Matthew D. Serra, by signing his name hereto, is also signing as attorney-in-fact for the named directors.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2004.


                                     Foot Locker Puerto Rico 1165(e) Plan

                                     By: /s/ Matthew D. Serra
                                         ---------------------------------
                                         Matthew D. Serra
                                         Foot Locker Retirement Plan Committee

                                FOOT LOCKER, INC.

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
4.1       The rights of holders of the Registrant's equity securities are defined in the Registrant's Certificate of Incorporation, as amended
          (incorporated herein by reference to Exhibits 3(i)(a) and 3(i)(b) to the Quarterly Report on Form 10-Q for the quarterly period ended
          July 26, 1997, Exhibit 4.2(a) to the Registration Statement on
          Form S-8 (Registration No. 333-62425) previously filed with the
          SEC), and Exhibit 4.2 to the Registration Statement on Form S-8
          (Registration No. 333-74688) previously filed with the SEC).

4.2 By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001, filed by the Registrant with the SEC on June 13, 2001).

4.3 Indenture dated as of October 10, 1991 (incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on
          Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.4       Forms of Medium-Term Notes (Fixed Rate and Floating Rate)
          (incorporated herein by reference to Exhibits 4.4 and 4.5 to the Registration Statement on Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.5 Form of 8 1/2% Debentures due 2022 (incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated January 16, 1992).

4.6       Distribution Agreement dated July 13, 1995 and Forms of Fixed Rate and
          Floating Rate Notes (incorporated herein by reference to Exhibits 1,
          4.1, and 4.2, respectively, to Registrant's Form 8-K dated July 13,
          1995).

5         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2      Consent of KPMG LLP.

24        Powers of Attorney.